AMENDED AND RESTATED BYLAWS
OF
THE BANCORP, INC.

(as amended, effective February 26, 2024)

ARTICLE I

OFFICES

Registered Office. The registered office of The Bancorp, Inc., a corporation organized under the laws of the State of Delaware (the “Corporation”), shall be established and maintained in the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time designate.

Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board, and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II STOCKHOLDERS’ MEETINGS

Place of Meetings. Meetings of the stockholders of the Corporation shall be held at any place, either within or without the State of Delaware, as shall be determined from time to time by the Board and designated in the notice of meeting. The Board may, in its sole discretion, determine that a meeting of stockholders shall be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

Annual Meetings.

(a) General. An annual meeting of the stockholders of the Corporation, for the election of directors and for the transaction of other business as may properly come before the meeting in accordance with Section 2.10(a) of these Bylaws, shall be held once each year on such date and at such time and place (if any), as may be determined by the Board and stated in the notice of the meeting. The Board may postpone, reschedule, or cancel any annual meeting of the stockholders.

(b) Business.  At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under applicable law and pursuant to these Bylaws and as shall have been properly brought before the meeting in accordance with Section 2.10(a) of these Bylaws.

Special Meetings.

(c) General. Special meetings of the stockholders of the Corporation may be called, for any purpose as is a proper matter for stockholder action under applicable law, at any time by (i) the Chair of the Board, (ii) the Chief Executive Officer, or (iii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors, and shall be held at such place (if any), on such date, and at such time as they shall fix. Subject to the provisions of Section 2.3(b) and other applicable provisions of these Bylaws, a special meeting of stockholders shall be called by the Secretary upon the written request (a “Stockholder Requested Special Meeting”) of holders of record of an aggregate of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”).

(d) Stockholder Requested Special Meeting. In order for a Stockholder Requested Special Meeting to be called, one or more requests for a special meeting must be delivered to the Secretary at the Corporation’s principal executive offices and signed by each stockholder submitting such request and by each of the beneficial owners, if any, on whose behalf the request is being made. Such request shall set forth or include (i) a brief description of each matter of business desired to be brought before the special meeting, (ii) the name and address, as they appear on the Corporation’s books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf the request is being made, (iii) the class, if applicable, and the number of shares of stock of the Corporation that are owned of record and beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by each such stockholder and the beneficial owners (if any) on whose behalf such request is made, and (iv) the information required by Section 2.10(b) of these Bylaws, for any stockholder nominations or Section 2.10(c) of these Bylaws, for all other stockholder proposals, as applicable.

In determining whether a Stockholder Requested Special Meeting has been requested by stockholders holding in the aggregate at least the Requisite Percent, multiple special meeting requests delivered to the Secretary will be considered together only if (i) each special meeting request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted upon at the special meeting (in each case as determined in good faith by the Board) and (ii) such special meeting requests have been delivered to the Secretary within sixty (60) days of the earliest dated special meeting request.

(e) Scheduling. Upon the receipt by the Secretary of a valid special meeting request or requests constituting the Requisite Percent, it shall be the duty of the Board to fix the date, time, and place (if any) of the Stockholder Requested Special Meeting, to be held not more than sixty (60) days after receipt of the request or requests by the Secretary, and to give due notice thereof. Notwithstanding the foregoing, a Stockholder Requested Special Meeting shall not be held if:

(i) the Board has called or calls for an annual or special meeting of stockholders to be held within sixty (60) days after the Secretary receives the request(s) for the special meeting and the Board determines in good faith that the business of such meeting includes the business specified in the request(s);
(ii) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law or not permitted pursuant to these Bylaws;

(iii) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within ninety (90) days prior to the receipt by the Secretary of the request(s) for the special meeting (and for purposes of this Section 2.3(c)(iii), the election of directors at an annual or special meeting called by the Board or the parties identified in Section 2.3(a) shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv) the special meeting request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act.

A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices and if, following such revocation, there are unrevoked requests for stockholders holding in the aggregate less than the Requisite Percent, the Board, in its discretion, may cancel the Stockholder Requested Special Meeting.

(f) Business. To be properly brought before a special meeting, business must be (i) specified in the notice of meeting given by or at the direction of the Board or (ii) otherwise properly brought before the meeting by or at the direction of the Board. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose or purposes stated in the request(s) for such meeting and any additional matters the Board determines to include in the Corporation’s notice of the Stockholder Requested Special Meeting.

Notice of Meetings. Unless waived as set forth in this Section 2.4 and except as otherwise provided by law, notice of an annual or a special meeting of stockholders stating the place (if any), date, and hour of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. If given by electronic mail, notice is deemed given when directed to such stockholder’s electronic mail address as it appears on the records of the Corporation, unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. Notice of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting. Attendance of a person at a meeting of stockholders shall constitute waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Quorum. Except as otherwise provided by applicable law, the presence, in person or by proxy, of the holders of a majority in voting power of the shares of stock of the Corporation issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by the chair of the meeting or the holders of a majority of the voting power of the shares represented at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Adjourned Meetings. When a meeting is adjourned to another time or place, including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication, notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 2.4 of these Bylaws. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

List of Stockholders. The Secretary shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided,  however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Nothing contained in this Section 2.7 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Voting; Proxies.

(g) Voting Rights. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, or applicable law, each stockholder of record shall at every meeting of stockholders be entitled to one vote for each share of capital stock of the Corporation having voting power held by such stockholder.

(h) Director Elections.  Except as set forth below, the election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and shall be decided by a majority of the votes cast at any meeting for the election of directors at which a quorum is present by the holders of shares of stock entitled to vote in the election. For purposes of this Section 2.8(b), a majority of the votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and “against,” and exclude “abstentions” with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.8(b), a contested election shall mean any election of directors in which the number of director nominees exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in these Bylaws based on whether one or more notice(s) of nomination were timely filed in accordance with said advance notice provision (provided that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity). If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn, or deemed disregarded pursuant to Section 2.10(h) of these Bylaws, such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election.

(i) Other Business Matters.  Except as otherwise provided by the Certificate of Incorporation, these Bylaws, or applicable law, all matters other than the election of directors shall be decided by a majority of the votes cast at any meeting of stockholders by the holders of shares of stock entitled to vote thereon.

(j) Proxy Authorization and Revocation. Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by written proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with, information enabling the

Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Consent in Lieu of Meetings. Any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, or to an information processing system designated by the Corporation for receiving such consents in accordance with applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Meeting Business; Advance Notice of Stockholder Nominations and Proposals.

(k) Annual Meetings. At an annual meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who was a stockholder of record of the Corporation at the time of giving of notice provided for in this Section 2.10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10.

For business to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business must have given timely notice thereof in writing to the Secretary pursuant to this Section 2.10(a) and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the previous year’s annual meeting; provided,  however, that if such meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the annual meeting and the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any notice time period) for the giving of a stockholder’s notice as described in this Section 2.10(a). For the purposes of these Bylaws, “Public Disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(l) Stockholder Nominations. For nominations of any person or persons for election to the Board to be properly brought before an annual meeting by a stockholder pursuant to these Bylaws, the stockholder must have given timely notice thereof in proper written form to the Secretary. To be considered timely, such written notice must be delivered to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.10(a) of these Bylaws and the stockholder must update and supplement such written notice on a timely basis as set forth in Section 2.10(f) of these Bylaws. To be in proper form, such stockholder’s notice must set forth the following:

(i) as to each person such stockholder proposes to nominate for election as a director:
(1) the name, age, business address, and residence address of such person;
(2) the principal occupation or employment of such person;

(3) (A) the class or series and number of shares of capital stock of the Corporation (if any) that are, directly or indirectly, owned beneficially or of record by such person (specifying the type of ownership), (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person, the number of such shares of stock of the Corporation held by each such nominee holder and any pledge with respect to any of such shares of stock, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, with respect to stock of the Corporation;

(4) a written questionnaire with respect to the background and qualification of such person, completed and executed by such person in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary and which the Secretary shall provide within ten (10) days after receiving such request);

(5) a written representation and agreement completed by such person in the form required by the Corporation providing that such person (which form such stockholder shall request in writing from the Secretary and which the Secretary shall provide within ten (10) days after receiving such request): (A) is not and will not become a party to any agreement, arrangement, or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation; (C) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership, and trading policies and all other guidelines and policies of the Corporation generally applicable to directors, and all applicable fiduciary duties under state law; (D) intends to serve a full term as a director, if elected; (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (F) will tender his or her resignation as a director if the Board determines that such person failed to comply with the provisions of this Section 2.10(b) in any material respect, provides such person notice of any such determination and, if such non-compliance may be cured, such person fails to cure such non-compliance within ten (10) business days after delivery of such notice to such person;

(6) a description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(7) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serve as a director if elected); and
(ii) the information required by Section 2.10(d) of these Bylaws.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(m) Other Stockholder Proposals. Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, for business other than director nominations to be properly brought before an annual meeting by a stockholder pursuant to these Bylaws, the stockholder must have given timely notice thereof in proper written form to the Secretary. To be considered timely, such written notice must be delivered to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.10(a) of these Bylaws, and the stockholder must update and supplement such written notice on a timely basis as set forth in Section 2.10(f) of these Bylaws. To be in proper form, such stockholder’s notice must set forth the following:

(i) as to each matter such stockholder proposes to bring before the annual meeting:

(1) a brief description of the business intended to be brought before the annual meeting and the proposed text of any proposal relating to such business, including the complete text of any resolutions proposed for consideration at the annual meeting and, if such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment, the reasons for conducting such business at the annual meeting, and any material interest in such business of any such person proposing to bring such business before the annual meeting; and

(2) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such person in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(ii) the information required by Section 2.10(d) of these Bylaws.

(n) Proponent Information Required with Notice of Stockholder Proposal. The written notice required by Section 2.10(b) or Section 2.10(c) of these Bylaws shall also set forth, as of the date of the notice and as to the stockholder of record giving the notice and the beneficial owner (if any), on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”):

(i) the name and address of each Proponent (including, if applicable, the name and address that appear on the Corporation’s stock ledger);

(ii) (1) the class or series and number of all shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by each Proponent (specifying the type of ownership), (2) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by each Proponent, the number of such shares of stock of the Corporation held by each such nominee holder, and any pledge with respect to any such stock, (3) whether and to the extent to which any derivative instrument, swap, option, warrant, short interest, hedge, or profit interest or other transaction or series of transactions has been entered into by or on behalf of such Proponent, with respect to stock of the Corporation, and (4) whether and to the extent to which any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such Proponent, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such Proponent, or to increase or decrease the voting power or pecuniary or economic interest of such Proponent, with respect to stock of the Corporation;

(iii) a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) between or among any Proponent and any other person or persons or entity (naming each such person or entity) in connection with (1) the proposal of such business, including any material interest of such Proponent, in such business, including any anticipated benefit therefrom to such stockholder or any Proponent and (2) any understanding (whether written or oral) that such Proponent may have reached with a stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of stockholders or take other action in support of any other business or other actions to be taken, by such Proponent;

(iv) for proposals other than nominations for election to the Board, any substantial direct or indirect interest (including any existing or prospective commercial, business, or contractual relationship with the Corporation), by security holdings or otherwise, of the Proponent in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Proponent receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(v) any direct or indirect interest of any Proponent in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(vi) a representation that (1) no such Proponent has breached any contract or other agreement, arrangement, or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (2) that such Proponent has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.10;

(vii) a complete and accurate description of any pending or, to any Proponent’s knowledge, threatened legal proceeding in which such Proponent is a party or participant involving the Corporation or, to such Proponent’s knowledge, any current or former officer, director, affiliate, or associate of the Corporation;

(viii) a representation that the Proponent giving notice intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 2.10(b) of these Bylaws) or to propose the business that is specified in the notice (with respect to a notice under Section 2.10(c) of these Bylaws) before the meeting and an acknowledgment that, if such Proponent (or a qualified representative of such Proponent) does not appear to nominate the persons named in the Proponent’s notice at such meeting or to present such business at such meeting, then such nomination or business proposal shall be disregarded and no vote shall be taken with respect to such nomination or business, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(ix) a representation from such Proponent as to whether any Proponent intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Proponent to be sufficient to elect such nominee or nominees (with respect to a notice under Section 2.10(b) of these Bylaws) or to approve or adopt the business to be proposed (with respect to a notice under Section 2.10(c) of these Bylaws), (2) solicit proxies in support of the election of any nominee or nominees named in the Proponent’s notice in accordance with Rule 14a-19 under the Exchange Act (with respect to a notice under Section 2.10(b) of these Bylaws), or (3) engage in a solicitation (within the meaning of Rule 14a-1(l) of Exchange Act) with respect to such business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

(x) any other information relating to such Proponent that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and any other information relating to such Proponent that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) of the Exchange Act (regardless of whether such person or entity is actually required to file a Schedule 13D).

(o) Business at Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) pursuant to Section 2.3 of these Bylaws. Nominations of persons for election to the Board at a special meeting of stockholders (but only if the election of directors is a matter specified in the Corporation’s notice of meeting)

may be made at such meeting only: (i) by or at the direction of the Board; or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time of giving of notice provided for in this Section 2.10(e) and at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(e). To nominate a person or persons for election as director at a special meeting of stockholders called by the Board for the purpose of electing one or more directors to the Board, any such stockholder of record must provide written notice setting forth the information required by Section 2.10(b)(i)-(ii) of these Bylaws, as applicable, to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 2.10(f) of these Bylaws. In no event shall the adjournment, recess, postponement, continuation, or rescheduling of a special meeting for which notice has been given, or Public Disclosure thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.10(e).

(p) Updates and Supplementation Required. A stockholder providing written notice required by this Section 2.10 shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 2.10(f), such update and supplement shall be delivered, either in person or by U.S. certified mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 2.10(f), such update and supplement shall be delivered, either in person or by U.S. certified mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting. The update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of notice pursuant to this Section 2.10. If a stockholder fails to provide such written update within the periods set forth in this Section 2.10(f), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.10. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.10(f) or any other section of these Bylaws shall not be deemed to extend or waive any applicable deadlines under these

Bylaws, cure deficiencies in any notice of nomination, or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the stockholders as identified in the notice of nomination. In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this Section 2.10(f) shall be provided within ten (10) days after it has been requested by the Corporation.

(q) Duty and Power of Determination. Except as otherwise required by the Certificate of Incorporation, these Bylaws, or applicable law, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is deemed not to have been made in compliance with these Bylaws, to declare to the meeting that such proposal or nomination was not properly brought before the meeting and such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received. Notwithstanding the foregoing, unless otherwise required by law, if the stockholder (or a qualified representative of such stockholder) proposing any nomination or business to be conducted at the meeting does not appear at the meeting to present such nomination or proposal, such nomination or proposal shall be disregarded and shall not be transacted, and no vote shall be taken with respect to such nomination or proposal, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(r) Disregarding Proposed Nominees. If (i) any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder’s notice provided under this Section 2.10 and such person subsequently either (1) notifies the Corporation that such person no longer intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (2) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (ii) no other person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (1) intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (2) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder’s notice provided under this Section 2.10, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(s) Compliance with Exchange Act Required. Notwithstanding the foregoing provisions of this Section 2.10, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10. Nothing in these Bylaws shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (ii) the holders of any series of preferred stock (if any) if and to the extent provided for by the Certificate of Incorporation, these Bylaws, or applicable law.

ARTICLE III DIRECTORS

Number and Term. The Board shall have authority to (a) determine the number of directors to constitute the board and (b) fix the terms of office of the directors.

Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board may be filled by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws.

Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as specified therein. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Removal. Except as prohibited by applicable law or the Certificate of Incorporation, any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

Meetings.

(a) Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places, within or without the State of Delaware, as the Board may determine from time to time.

(b) Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the Chief Executive Officer, or by a majority of the members of the Board. Such meetings shall be held at such times and at such places, within or without the State of Delaware, as shall be determined by the Board. Notice of any special meeting of directors shall be given to each director in writing by electronic mail, hand delivery, first-class or overnight mail or courier service, or facsimile transmission. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the U.S. mail, postage prepaid, at least three (3) days before such meeting. If by electronic mail, facsimile transmission, overnight mail, or courier service, such notice shall be deemed adequately delivered when the electronic mail is sent or the notice is transmitted or delivered to the overnight mail or courier service company at least twenty-four (24) hours prior to such meeting. Such notice need not state the purposes of the meeting. Any or all directors may waive notice of any meeting, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(c) Quorum. The presence at any meeting of a majority of the total number of directors on the Board shall constitute a quorum for the transaction of business at any meeting; provided, however, that at any meeting, whether a quorum is present or otherwise, a majority of the directors present may adjourn from time to time, without notice other than by announcement at the meeting.

(d) Voting. Except as otherwise required by the Certificate of Incorporation, these Bylaws, or applicable law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the Board.

Committees. The Board may designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the Board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, or by applicable law, any such committee shall have and may exercise the powers of the full Board if and only if to the extent provided in the resolution of the Board designating the committee.

Meetings by Electronic Communications Equipment. Any director may participate in a meeting of the Board or of a committee of the Board by means of conference telephone, video conference, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in this manner shall constitute presence in person at such meeting.

Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or committee in accordance with applicable law.

ARTICLE IV OFFICERS

Number and Appointment. The number and titles of the officers of the Corporation shall be determined by the Board from time to time, subject to the Certificate of Incorporation, these Bylaws, and applicable law. The Board shall have the power to appoint the following officers of the Corporation at any time: Chief Executive Officer, Chief Financial Officer, and Secretary, as well as any other such officers as the Board deems advisable. Any number of offices may be held by the same person, except as otherwise provided by applicable law.

Authority, Duties, and Compensation. The officers shall have such authority, perform such duties, and serve for such compensation as may be determined by resolution of the Board. Except as otherwise provided by Board resolution, (a) the Chair or, in his or her absence, the Chief Executive Officer, shall preside at all meetings of the Board and stockholders, (b) the Chief Executive Officer shall have general supervision over the business and operations of the Corporation, and may perform any act and execute any instrument for the conduct of such business and operations, (c) the other officers shall have the duties customarily related to their respective offices, and (d) any Executive Vice President or Executive Vice Presidents, in the order determined by the Board, shall in the absence of the Chief Executive Officer have the authority and perform the duties of the Chief Executive Officer.

Term of Office; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and have qualified, or until such officer’s death, resignation, or removal. Any officer elected or appointed by the Board may be removed by the Board at any time, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board.

ARTICLE V BOOKS AND RECORDS

Books and Records Generally. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Inspection of Books and Records. Stockholders of the Corporation shall have those rights to inspect the Corporation’s books and records in accordance with governing law.

ARTICLE VI

EXECUTION OF DOCUMENTS AND INSTRUMENTS

Execution of Documents and Instruments Generally. Any officer of the Corporation and such other persons as may be authorized by the Board from time to time are severally and respectively authorized to execute documents and to take actions in the Corporation’s name in connection with transactions conducted in the ordinary course of the Corporation’s business. With respect to all other transactions, all documents, instruments, or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officer or officers or such agent or agents of the Corporation and in such manner as the Board from time to time may determine.

Checks, Drafts, and Other Financial Instruments. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board from time to time may determine.

Proxies and Consents. Proxies to vote and written consent with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chair, the Chief Executive Officer, any Executive Vice President, or the Secretary of the Corporation, or by any other person or persons duly authorized by the Board.

ARTICLE VII STOCK CERTIFICATES, DIVIDENDS, ETC.

Certificates. The shares of the Corporation shall be represented by certificates or shall be uncertificated if provided by resolution or resolutions of the Board. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for shares of stock of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. Each certificate shall bear the corporate seal, or a facsimile thereof, and shall be signed by any two authorized officers of the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Transfers. Transfers of shares shall be made on the books of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon surrender to the Corporation or its transfer agent or other designated agent of the certificates thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer shall be made which is inconsistent with law.

Lost, Stolen, or Destroyed Certificates. A new certificate or certificates of stock shall be issued in the place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, that the owner of the lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or certificates or the issuance of such new certificate or certificates.

Record Date.

(a) Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board determines, at the time it fixes the record date for determining the stockholders entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to receive notice of such adjourned meeting the same or an earlier date as that fixed for determining the stockholders entitled to vote at such adjourned meeting in accordance with the provisions of this Section 7.4(a).

(b) Consent.   In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 2.9 of these Bylaws, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is necessary, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 2.9 of these Bylaws. If no record date has been fixed by the Board and prior action by the Board is necessary, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) Distributions or Allotments. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Dividends. The Board may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by the Certificate of Incorporation and applicable law.

Reserves. Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the Board, from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

ARTICLE VIII INDEMNIFICATION

Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person (a) is or was a director or officer of the Corporation or (b) is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, affiliate, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (a) is or was a director or officer of the Corporation or (b) is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, affiliate, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in which such action or suit was properly brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court of competent jurisdiction (if any) shall deem proper.

Advance Payment of Expenses of Directors and Officers. Except as otherwise provided in this Article VIII, expenses (including attorneys’ fees) actually and reasonably incurred by a present or former officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred shall only be so paid upon such terms and conditions (if any), as the Corporation deems reasonably appropriate. The right to advancement of expenses shall not apply to any Proceeding for which indemnity is excluded pursuant to these Bylaws.

Indemnification and Advancement of Expenses of Persons Other than Directors and Officers. Subject to the other provisions of this Article VIII, the Corporation shall have power, but not be required, to indemnify and/or advance expenses to, its employees, agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law.

Limitations on Indemnification and Advancement. To the extent not prohibited by the DGCL or applicable law, the Corporation shall not be obligated to indemnify or advance expenses to any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding): (a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state, or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement); (c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to (i) Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); (ii) the recovery of incentive-based compensation pursuant to Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder and/or Listing Rule 5608 of the Listing Rules of The Nasdaq Stock Market LLC; or (iii) the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements); or (d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents, or other indemnitees, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Board determines to provide the indemnification or advancement as permitted under applicable law, or (iii) such indemnification or advancement is otherwise required to be made by applicable law. To the extent not prohibited by the DGCL or applicable law, the Corporation shall not be obligated to advance expenses to any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding) brought directly and not derivatively by the Corporation against such person for breach of fiduciary duty, unless advancement was authorized by the Board prior to its initiation.

Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, agents, or other persons respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, affiliate, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

ARTICLE IX AMENDMENTS

These Bylaws may be amended or repealed at any regular or special meeting of the Board by vote of a majority of the Board. The stockholders of the Corporation shall also have the power to amend or repeal these Bylaws by affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation.

ARTICLE X Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, (a) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction thereof, the United States District Court for the District of Delaware and (b) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. If any provision of this Article X shall be held to be invalid, illegal, or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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